FIRST AMENDMENT TO THE
                            			NORTHROP SUPPLEMENTAL PLAN 2

	This amendment to the Northrop Supplemental Plan 2, as described below, is intended to include compensation deferred under the Northrop Grumman Corporation Executive Deferred Compensation Plan within the definition of compensation used to calculate Northrop Supplemental Retirement Income Program For Senior Executives benefits.

1.      Section A.04 is modified to read as follows:

	A.04 Amount of Retirement Benefit. A Participant entitled to a benefit under Section A.03 will receive a benefit equal in value to the excess of (a) over (b) as follows:

		(a)     is the greater of

		       (1) the amount of the Participant's retirement income under the Retirement Plan on a straight life annuity basis, computed

			       (A)     without regard to the limitations on
				       benefits and the cap on counted
				       compensation imposed by Code sections
				       415 and 401(a)(17), and

			       (B)     by modifying Rate of Annual Salary
				       under the Retirement Plan to include
				       compensation deferred under the
				       Northrop Grumman Corporation Executive
				       Deferred Compensation Plan, or

		       (2) the amount of a straight life annuity with annual payments equal to the Participant's Final Average Salary (as defined under the Retirement Plan except that Rate of Annual Salary is modified to include compensation deferred under the Northrop Grumman Corporation Executive Deferred Compensation
			       Plan) in effect on the date of his or her Termination of Employment multiplied by the appropriate percentage shown in the following schedule:

					Percentage of Final Average
	Age at Termination Date*        Salary at Termination Date**

		55                              30%
		56                              34%
		57                              38%
		58                              42%
		59                              46%
		60                              50%
		61                              52%
		62                              54%
		63                              56%
		64                              58%
		65 and over                     60%

	   (b) is the amount of the Participant's retirement income under the Retirement Plan on a straight life annuity basis, computed as of his or her Termination of Employment, taking into account the limitations on benefits and the cap on counted compensation imposed by Code sections 415 and 401(a)(17).

* Calculated to years and completed months on the Termination Date.
** The applicable percentage shall be straight line interpolation depending on the Participant's age on his termination date. The percentage thus determined shall be rounded to the nearest hundredth. For example, if a Participant terminates when he is 55 years and 8 months old, the applicable percentage is 30.00% + 2.67% = 32.67%.